As filed with the Securities and Exchange Commission on November 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADNET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3326724 (I.R.S. Employer Identification No.)

1510 Cotner Avenue Los Angeles, California (Address of Principal Executive Offices)	90025 (Zip Code)

RadNet, Inc. Equity Incentive Plan
(Full title of the plan)

Howard G. Berger, M.D.
President and Chief Executive Officer
RadNet, Inc.
1510 Cotner Avenue
Los Angeles, California 90025

(Name and address of agent for service)

(310) 478-7808

(Telephone number, including area code, of agent for service)

With a copy to:

David J. Katz
Executive Vice President, Chief Legal Officer and Corporate Secretary
RadNet, Inc.
1510 Cotner Avenue
Los Angeles, California 90025

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

RadNet, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 3,000,000 shares (the “Additional Shares”) of common stock, $0.0001 par value per share, of the Registrant (the “Common Stock”), issuable to eligible persons under the RadNet, Inc. Equity Incentive Plan (the “Plan”), which the amendment and restatement of the Plan was previously approved by the Registrant’s stockholders at the Registrant’s 2026 Annual Meeting of Stockholders on June 2, 2026. The Additional Shares are of the same class as, and in addition to, the shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on (i) August 9, 2023 (File No. 333-273856), (ii) July 2, 2021 (File No. 333-257638), (iii) August 9, 2017 (File No. 333-219824), (iv) August 12, 2015 (File No. 333-206311), (v) August 15, 2011 (File No. 333-176324), (vi) June 19, 2009 (File No. 333-160100), (vii) August 27, 2008, as amended on September 5, 2008 (File No. 333-153228), and (viii) June 11, 2007, as amended on September 5, 2008 (File No. 333-143652) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated by reference therein, except as expressly modified herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC are incorporated by reference into this registration statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 2, 2026, including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 20, 2026, incorporated by reference therein (the “2025 Annual Report”);

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed on May 11, 2026, fiscal quarter ended June 30, 2026 filed on August 10, 2026, and fiscal quarter ended September 30, 2026 filed on November 9, 2026;

•	The Registrant’s Current Reports on Form 8-K filed on January 9, 2026, January 30, 2026, June 3, 2026, June 4, 2026, June 10, 2026, August 14, 2026, and October 26, 2026; and

•	The description of the Common Stock which is contained in Exhibit 4.1 of the 2025 Annual Report, and any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference, unless specifically stated otherwise.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents; provided, however, that any documents or information deemed to have been furnished, and not filed in accordance with SEC rules, shall not be deemed incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by David J. Katz, Esq., Executive Vice President, Chief Legal Officer and Corporate Secretary of the Registrant. Mr. Katz is compensated by the Registrant as an officer of the Registrant and is a participant in the Plan. As of November 9, 2026, Mr. Katz beneficially owns the following amounts of Registrant securities: (i) 83,471 shares of Common Stock and (ii) 81,329 shares of Common Stock subject to stock options.

Item 6. Indemnification of Directors and Officers

Delaware Law, Certificate of Incorporation, and Bylaws

The following provisions of Delaware law and the Registrant’s certificate of incorporation and bylaws govern the indemnification of the Registrant’s directors and officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any director, officer, employee or agent of the corporation, or other person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, any such person we refer to as an indemnitee, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the indemnitee is or was serving the corporation or another entity at the request of the corporation, provided that the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by the indemnitee in connection with the defense or settlement of such an action or suit if the indemnitee acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if the indemnitee is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the indemnitee is fairly and reasonably entitled to indemnity for his or her expenses despite the adjudication of liability.

Section 145(g) of the DGCL also provides that a corporation may maintain insurance against liabilities even if the corporation would lack the power under the DGCL to indemnify against those liabilities.

Article Ninth of the Registrant’s certificate of incorporation provides that a director is not liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. It further obligates the Registrant, with respect to its officers and directors, and permits the Registrant, with respect to its employees and agents, to indemnify, in the manner and to the fullest extent permitted by the DGCL, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the person is or was a director or officer, or employee or agent, as the case may be, of the Registrant, or is or was serving at the request of the Registrant as a director or officer, or employee or agent, as the case may be, of another corporation or entity. The Registrant may advance the expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding prior to its final disposition upon receipt of an undertaking by the recipient to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL and the Registrant’s certificate of incorporation. To the fullest extent permitted by the DGCL, the indemnification provided in the certificate of incorporation includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and, in the manner provided by the DGCL, the Registrant may pay any of these expenses in advance of the final disposition of such action, suit or proceeding.

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Article VII of the Registrant’s bylaws contains provisions substantially similar to Article Ninth of the Registrant’s certificate of incorporation. In addition, the Registrant’s bylaws obligate the Registrant to indemnify each of its officers, directors, employees and agents in any action, suit or proceeding referred to above to the extent that person has been successful on the merits in defense thereof, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith. The Registrant’s bylaws obligate the Registrant to advance expenses to its officers and directors, and require an undertaking to repay expenses under the specified conditions if required by applicable law.

General

The Registrant also maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The effect of this insurance is to indemnify any of the Registrant’s officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The Registrant pays the premiums for this insurance.

The Registrant has also entered into separate indemnification agreements with its officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an officer or director of the Registrant, or as an employee, agent, officer or director of any other entity if the officer or director is serving in that capacity at the Registrant’s request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Certificate of Incorporation of RadNet, Inc., a Delaware corporation, dated June 19, 2008 (incorporated by reference to Exhibit 3.1 filed with Form 8-K on September 4, 2008)
4.2	Certificate of Amendment to Certificate of Incorporation of RadNet, Inc., a Delaware corporation, dated September 2, 2008 (incorporated by reference to Exhibit 3.2 filed with Form 8-K on September 4, 2008)
4.3	Amended and Restated Bylaws of RadNet, Inc., a Delaware corporation, dated February 5, 2020 (incorporated by reference to Exhibit 3.1 filed with Form 8-K on February 6, 2020)
5.1*	Opinion of the Executive Vice President, Chief Legal Officer and Corporate Secretary
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of the Executive Vice President, Chief Legal Officer and Corporate Secretary (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page)
99.1*	Equity Incentive Plan, amended and restated as of April 16, 2026
107*	Filing Fee Table

_____________________

* Filed herewith

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Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 13th day of November, 2026.

RADNET, INC.

By:	/s/ Howard G. Berger, M.D.
Name:	Howard G. Berger, M.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Howard G. Berger, M.D. and Mark D. Stolper, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of RadNet, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Howard G. Berger, M.D.	Director, Chief Executive Officer and	November 13, 2026
Howard G. Berger, M.D.	President (Principal Executive Officer)

/s/ Mark D. Stolper	Chief Financial Officer	November 13, 2026
Mark D. Stolper	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alma Gregory Sorensen	Director, Chief Strategy Officer	November 13, 2026
Alma Gregory Sorensen

/s/ Laura P. Jacobs	Director	November 13, 2026
Laura P. Jacobs

/s/ Lawrence L. Levitt	Director	November 13, 2026
Lawrence L. Levitt

/s/ Gregory E. Spurlock	Director	November 13, 2026
Gregory E. Spurlock

/s/ David L. Swartz	Director	November 13, 2026
David L. Swartz

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